FIRST AMENDMENT TO
AGREEMENT OF SALE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE (the “Amendment”) is entered into as of the 27th day of September, 2013, between OAKTREE SLR, LLC (the “Seller”) and SENTIO-SLR BOSTON PORTFOLIO, LLC, a Delaware limited liability company (the “Buyer”).

RECITALS:

A.        Seller and Buyer are parties to that certain Agreement of Sale dated August 28, 2013 (the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located at 1190 Adams Street, Dorchester, Massachusetts, as more particularly described in the Agreement.

B.         Seller and Buyer desire to amend the Agreement, upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1.    Recitals, Definitions. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized but undefined terms used in this Amendment shall have the meanings given to them in the Agreement.

2.    The Definition of “Due Diligence Period” is hereby amended to read as follows (additions are shown as double-underlined and deletions are shown as ~~struck through~~):

Due Diligence Period: The period commencing on the Effective Date and ending on 6:00 PM Eastern Time on October 18, 2013 ~~the date which is thirty (30) days after the Effective Date~~, during which time Buyer may, at reasonable times with prior notice to Seller, investigate the financial, legal, operational, environmental and all other aspects of the Property as Buyer may desire. Buyer acknowledges that Seller has either produced all items requested by Buyer as described on Exhibit B hereto (or Buyer has waived its right to receive such items), except for those items described on Exhibit B-1 hereto which Seller shall produce for, or make available to, Buyer within ten (10) days after the Effective Date. Seller shall also produce for Buyer those items listed on Exhibit B-2 at least fifteen (15) days prior to the Closing.

3.    Section 9.1 is hereby amended to read as follows (additions are shown as double-underlined and deletions are shown as ~~struck through~~):

Closing Date and Place. The Closing shall take place on the date which is five (5) business days following the satisfaction of all conditions to Closing contained in ARTICLE VII and ARTICLE VIII, or at such earlier or later date and time as may be expressly agreed upon in writing by the Buyer and Seller (the “Closing Date”) but in no event later than October 31 ~~November 30~~, 2013, as such date may be extended by the mutual agreement of the parties. The Closing shall be accomplished by the Buyer and Seller depositing the Closing Documents into escrow with the Title Insurer and Buyer and Seller issuing their respective instructions to the Title Insurer without the need for attending in person unless the parties mutually agree otherwise.

4.    Effect of Amendment. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller and Buyer, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as specifically modified by this Amendment, the Agreement remains in full force and effect and is in all events ratified, confirmed and approved.

5.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Delivery of signatures by e-mail or facsimile shall be valid and binding.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

BUYER:

SENTIO-SLR BOSTON PORTFOLIO, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Its: Authorized Signatory

SELLER:

OAKTREE SLR, LLC, a Massachusetts limited liability company

By its Member,
STANDISH/SLR, LLC

By:	/s/ Robert F. Larkin, Jr.
Name: Robert F. Larkin, Jr.
Title: Manager

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